SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2012

CROWN DYNAMICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-169501	98-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

c/o Jeffrey Rassas
8399 E. Indian School Rd., Suite 202
Scottsdale, AZ 85251
Tel. 480-463-4246
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

c/o Delaware Intercorp, Inc.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CROWN DYNAMICS CORP.
Form 8-K
Current Report

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On September 26, 2012, management of the Company concluded that the previously filed consolidated financial statements of the Company as of and for the quarterly periods ended March 31, 2012 and June 30, 2012 need to be restated.  The restatements result from a change in the accounting acquirer to Airware Holdings, Inc. from Crown Dynamics Corp.

Within the restatements to reflect the change in the accounting acquirer to Airware Holdings, Inc. from Crown Dynamics Corp., the balance sheet for the year ended December 31, 2011 has been restated to reflect the change from presenting the Balance Sheet of Crown Dynamics Corp. as the accounting acquirer to the unaudited Balance Sheet of the accounting acquirer, Airware Holdings, Inc.  The Statement of Operations has also been restated to reflect the three months of operations of Airware Holdings, Inc. as the accounting acquirer and eleven days of operations of Crown Dynamics Corp. as the accounting acquiree.

As a result of the pending restatements, the consolidated financial statements for the quarters ended March 31, 2012 and June 30, 2013 contained in our 2012 Quarterly Reports on Form 10-Q should no longer be relied upon.

We therefore will restate our financial statements for the quarterly periods ended March 31, 2012 and June 30, 2012 to reflect the aforementioned changes.

The Company will amend its Form 10-Q for the periods ended March 31, 2012 and June 30, 2012 to include the restated financial statements.  The amended Forms 10-Q will be filed as soon as possible.

The Company’s management discussed the matters disclosed in Item 4.02 of this filing with Weinberg & Baer LLC, the Company’s independent registered certified public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN DYNAMICS CORP.
Date: October 9, 2012	By: /s/ Jeffrey Rassas
Jeffrey Rassas
Chief Executive Officer

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